T

For Immediate Release
---------------------

                  ATMI REPORTS FOURTH QUARTER AND 2004 RESULTS

      DANBURY, CT -- February 2, 2005 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced financial results for its fourth quarter, and for the year 2004.

RESULTS FOR THE FOURTH QUARTER OF 2004

      Revenues from continuing operations were $64.9 million in the fourth quarter, an increase of 24% from the fourth quarter of last year, and up 1% sequentially from the third quarter of 2004. Income from continuing operations was $3.9 million, or $0.13 per diluted share, which includes a $0.09 per share special charge related to the write-down of a strategic equity investment. Excluding this special charge, income from continuing operations in the fourth quarter was $0.22 per diluted share. Income from continuing operations was $5.6 million, or $0.18 per diluted share, in the fourth quarter of last year, which included both a $0.03 per diluted share special charge related to a write-down of a strategic equity investment and a $0.10 per diluted share one-time tax benefit. Income from continuing operations in the third quarter of 2004 was $6.4 million, or $0.20 per diluted share.

      Overall, net income for the fourth quarter was $6.9 million, or $0.22 per diluted share, which includes a $0.01 per diluted share loss from discontinued operations and a gain of $0.10 per diluted share on the sale of the one remaining discontinued operation. For the fourth quarter last year, net income was $5.2


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ATMI Reports Fourth Quarter and 2004 Results -- Page 2 of 6

million, or $0.17 per diluted share, including a $0.01 loss per diluted share from discontinued operations.

RESULTS FOR THE FULL YEAR OF 2004

      For 2004, revenues from continuing operations were $246.3 million, up 43% from $171.6 million in 2003. Income from continuing operations was $20.1 million, or $0.64 per diluted share, including a $0.09 per diluted share charge for a strategic equity investment write-down. In 2003, income from continuing operations was $2.0 million, or $0.06 per diluted share, including a $0.12 per diluted share net charge for special items consisting of a one-time tax benefit offset by a strategic equity investment write-down and other special charges. Overall, net income was $31.5 million, or $1.00 per diluted share in 2004, including $0.26 per diluted share in gains from sales of discontinued operations, and $0.10 per diluted share of income from the actual operations of discontinued businesses during the year. That compares with a loss of $9.9 million in 2003, or $0.32 per diluted share, including a $0.38 loss per diluted share from the operations of discontinued businesses during the year.

COMMENTS

      Doug Neugold, ATMI Chief Executive Officer, said, "2004 was an important year for the Company. With the completion of our divestiture activity, we ended 2004 and start 2005 focused on our three key offerings:
SDS(R) for implant gas delivery, performance materials used in high growth, advanced copper interconnect processes, and packaging products for photoresist and other performance materials


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ATMI Reports Fourth Quarter and 2004 Results -- Page 3 of 6

where process efficiency is demanded. This mix gives us stability, even when overall wafer starts slow, or temporarily contract."

      "For 2005, we have set aggressive targets for increasing our focus on key customers, expanding our presence in Asia, improving our position at the leading edge with new products and services for advanced devices, and growing market share for existing devices. ATMI's model of providing products that enable leading edge processes offers ATMI significant growth opportunities. Our wafer start-driven model and our market strength in emerging technology nodes enhance our ability to generate profit and positive cash flow despite the frequently cyclical market environment."

      Dan Sharkey, ATMI Chief Financial Officer, said, "The strength from our product lines that sell into advanced technology applications drove sequential growth in a quarter where global wafer starts were down by almost 10%. A favorable product mix, driven primarily by a strong quarter for our liquid packaging products, drove sequentially better gross margins, at 51.5% for the quarter, and operating profitability at $0.22 per share. We begin 2005 with an extremely strong balance sheet, supported by almost $240 million in cash, as our completed divestitures in 2004, all at above book value, generated almost $100 million. For the first quarter of 2005, with the expectations that copper lines are still running at high capacity, and that worldwide wafer starts will be relatively flat, we anticipate revenues in the range of $63 million to $67 million, with earnings between $0.17 and $0.23 per share."

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ATMI Reports Fourth Quarter and 2004 Results -- Page 4 of 6

            ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. For more information, please visit atmi.com.


            Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2005 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.


Note: A conference call (800.289.0743) discussing financial results will begin at 11:00 a.m. Eastern time, February 2nd, 2005. A replay (888.203.1112, PIN 580958) of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.

                                   # # # #

                                TABLES FOLLOW

For more information contact:
      Dean Hamilton/ATMI
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
      ------------------

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ATMI Reports Fourth Quarter and 2004 Results -- Page 5 of 6


                                     ATMI, INC.
                          SUMMARY STATEMENTS OF OPERATION
                       (in thousands, except per share data)

                        Three Months Ended December 31,   Twelve Months Ended December 31,
                        -------------------------------   --------------------------------
                                   2004         2003           2004           2003
                                   ----         ----           ----           ----
Revenues                         $64,871      $52,352       $246,291       $171,634
Cost of revenues                  31,481       25,597        122,415         89,902
Gross profit                      33,390       26,755        123,876         81,732
Operating expenses
  R & D                            4,826        5,361         19,577         19,170
  S, G, & A                       18,353       15,061         66,920         54,145
  Restructuring &
  other     charges                    -            -             -           1,731
                                 -------       -------       -------        --------
                                  23,179       20,422         86,497         75,046
                                 -------       -------       -------        --------

Operating income                  10,211        6,333         37,379          6,686

Other expense, net                (4,351)      (2,271)        (6,915)        (9,315)
                                 -------       -------       -------        --------
Income from continuing
operations before taxes            5,860        4,062         30,464         (2,629)

Income taxes (benefit)             1,932       (1,550)        10,358         (4,617)
                                 -------       -------       -------        --------
Income (loss) from
continuing operations              3,928        5,612         20,106          1,988

Income (loss) from
discontinued operations             (276)        (366)         3,313        (11,907)

Gain on disposal of
discontinued operations            3,258            -          8,083              -
                                 -------      --------       -------        --------

Net income (loss)                $ 6,910      $ 5,246       $ 31,502       ($ 9,919)
                                 =======      ========      ========        ========

Diluted earnings (loss)
per share:
Income from continuing
operations                         $0.13        $0.18          $0.64          $0.06

Income (loss) from
discontinued operations           ($0.01)      ($0.01)         $0.10         ($0.38)
Gain on disposal of
discontinued
operations                         $0.10            -          $0.26              -
                                 -------       -------       -------        --------
Net Income (loss)                  $0.22        $0.17          $1.00         ($0.32)

Weighted average shares
outstanding                       31,704       31,309         31,650         31,208


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ATMI Reports Fourth Quarter and 2004 Results -- Page 6 of 6

                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (in thousands)


Balance Sheet Highlights                         December 31,       December 31,
                                                     2004               2003
Assets
   Cash & marketable securities                    $238,960          $128,700
   Accounts receivable, net                          43,680            38,439
   Inventory, net                                    36,918            21,564
   Assets held for sale                                   -            84,736
   Other current assets                              31,340            16,280
                                                   --------          ---------
      Total current assets                          350,898           289,719
   Fixed assets, net                                 69,758            64,673
   Other assets                                      49,444            60,050
                                                   --------          ---------
        Total assets                               $470,100          $414,442
                                                   --------          ---------

Liabilities and stockholders' equity
   Accounts payable                                 $16,174           $11,743
   Short-term debt                                      220             1,047
   Liabilities held for sale                              -             7,196
   Other current liabilities                         37,876            24,799
                                                   --------          ---------
     Total current liabilities                       54,270            44,785
   Long-term debt                                   115,084           115,290
   Other long-term liabilities                        3,169               116
   Stockholders' equity                             297,577           254,251
                                                   --------          ---------
     Total liabilities & stockholders'             $470,100          $414,442
     equity